EXHIBIT 99
                    Joint Filer Information (cont.)


Designated Filer:              BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:  May 10, 2004
Issuer & Symbol:               Pegasus Solutions, Inc. (PEGS)
Address of each Reporting Person for this Form 4:
    909 Montgomery Street, Suite 400, San Francisco, CA 94133 Relationship to Issuer of each Reporting Person: 10% Owner


BLUM STRATEGIC GP II, L.L.C.     BLUM STRATEGIC PARTNERS II, L.P.
                                 By:  BLUM STRATEGIC GP II, L.L.C.,
                                       its general partner


By:  /s/ Gregory D. Hitchan        By:  /s/ Gregory D. Hitchan
     Gregory D. Hitchan,                Gregory D. Hitchan, General Counsel
     General Counsel



BLUM STRATEGIC PARTNERS II GMBH & CO. K.G.
By:  BLUM STRATEGIC GP II, L.L.C.,
      its managing limited partner


By:  /s/ Gregory D. Hitchan
     Gregory D. Hitchan, General Counsel